As filed with the Securities and Exchange Commission on September 10, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

BB&T Corporation	BB&T Capital Trust V
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

North Carolina	56-0939887	Delaware	51-6575356
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina 27101	c/o BB&T Corporation 200 West Second Street Winston-Salem, North Carolina 27101
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Trust Preferred Securities of BB&T Capital Trust V	New York Stock Exchange, Inc.

Junior Subordinated Debentures of BB&T Corporation*	New York Stock Exchange, Inc.*

BB&T Corporation Guarantee with respect to Trust Preferred Securities of BB&T Capital Trust V*	New York Stock Exchange, Inc.*

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: 333-152543 and 333-152543-04

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Not for trading, but only in connection with the registration of the Trust Preferred Securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to Be Registered.

The title of the class of securities to be registered hereunder is “Enhanced Trust Preferred Securities” (the “Capital Securities”). The Capital Securities will be issued by BB&T Capital Trust V and guaranteed by BB&T Corporation (“BB&T”) to the extent set forth in the form of guarantee (the “Guarantee”) and certain other documents of BB&T. A description of the Capital Securities is set forth in the Registration Statement on Form S-3 (File Nos. 333-152543 and 333-152543-04), filed with the Securities and Exchange Commission (the “Commission”), as thereby amended (as amended, the “Registration Statement”) and in the Prospectus Supplement relating thereto dated September 3, 2008 and filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), under the captions “BB&T Capital Trust V,” “Summary of Terms of the Capital Securities,” “Summary of Terms of the Junior Subordinated Debentures” and “Guarantee of Capital Securities,” which descriptions are hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrants as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been incorporated by reference into this registration statement filed with the Commission.

Exhibit No.	Description

4.1	Restated Certificate of Trust of BB&T Capital Trust III (BB&T Capital Trust V), as filed with the Delaware Secretary of State on July 22, 2008 (Incorporated by reference to Exhibit 4.20 to the Registrants’ Registration Statement on Form S-3, as filed with the Commission on July 25, 2008).

4.2	Amended and Restated Trust Agreement of BB&T Capital Trust V, dated as of July 21, 2008, among BB&T, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein (Incorporated by reference to Exhibit 4.21 to the Registrants’ Registration Statement on Form S-3, as filed with the Commission on July 25, 2008).

4.3	Amended and Restated Trust Agreement of BB&T Capital Trust V, dated as of September 10, 2008, among BB&T, as depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein (Incorporated by reference to Exhibit 4.2 to BB&T’s Current Report on Form 8-K, as filed with the Commission on September 10, 2008).

4.4	Guarantee Agreement for BB&T Capital Trust V, dated as of September 10, 2008, between BB&T, as guarantor, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 to BB&T’s Current Report on Form 8-K, as filed with the Commission on September 10, 2008).

4.5	Junior Subordinated Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of August 18, 2005 (Incorporated by reference to Exhibit 99.1 of BB&T’s Current Report on Form 8-K, as filed with the Commission on August 24, 2005).

4.6	Fourth Supplemental Indenture, dated as of September 10, 2008, between BB&T and U.S. Bank National Association, as trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, between BB&T and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to BB&T’s Current Report on Form 8-K, as filed with the Commission on September 10, 2008).

4.7	Form of Global Capital Securities Certificate (Included as part of Exhibit 4.3 above).

4.8	Form of Junior Subordinated Debenture (Included as part of Exhibit 4.6 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: September 10, 2008

BB&T CORPORATION

By:	/s/ Frances B. Jones
Frances B. Jones
Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer

BB&T CAPITAL TRUST V

By:	BB&T CORPORATION, as Depositor

By:	/s/ Frances B. Jones
Frances B. Jones
Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer